Exhibit 23.5

AIGO HOLDING LIMITED

Vistra (Cayman) Limited

P.O. Box 31119 Grand Pavilion

Hibiscus Way, 802 West Bay Road

Grand Cayman, KY1 – 1205

Cayman Islands

August 21, 2025

Re: Consent of Studio Legale Romeo

We hereby consent to the use of and references to our name (i) in the prospectus included in the registration statement on Form F-1 of AIGO HOLDING LIMITED(the"Company") and any amendments thereto (the “Registration Statement") and (ii) in any written correspondence with the United States Securities and Exchange Commission(SEC). We hereby consent to the fling of our legal opinion and this consent as exhibitsto the Registration Statement.

By:	/s/ Marina Romeo	(Signature)
Name:	Marina Romeo

Milano

Tel: +393383360733

Email: mromeo@avvocatomarinaromeo.com